EXHIBIT 10.3

CAZADOR ACQUISITION CORPORATION LTD.

FORM OF

SERVICES AGREEMENT

_______, 2010

Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria

Ladies and Gentlemen:

This letter will confirm our agreement that commencing ________, 2010 Arco Capital Management LLC ("ACM") shall make available to Cazador Acquisition Corporation Ltd. ("CAC") certain office space and general and administrative services as may be required by CAC.  In exchange therefore, CAC shall pay ACM the sum of $7,500 per month. CAC will pay ACM the monthly fee of $7,500 until the earlier of (i) the completion of CAC’s initial business combination and (ii) CAC's dissolution.

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Very truly yours,

CAZADOR ACQUISITION CORPORATION LTD.

By:
Name:
Title:

Agreed and Accepted

ARCO CAPITAL MANAGEMENT LLC

By:
Name:
Title: